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                                                                 EXHIBIT 10.12

                     EXECUTIVE OFFICE SUITE SUBLEASE

THIS EXECUTIVE OFFICE SUITE SUBLEASE ("Sublease") is entered into as of August 15, 1995 ("Effective Date"), by and between SHANNON COMMUNITIES OF NEVADA, INC., a Nevada corporation ("Sublessor"), and TCS MORTGAGE, INC., a California corporation ("Sublessee"), with respect to the following:

A. Sublessor holds a leasehold interest in certain office spaces ("Premises") pursuant to and as specifically described in that certain Office Lease for Spanish Oaks Plaza dated July 13, 1993, a copy of which is attached here to as Exhibit "A" and incorporated herein by this reference ("Master Lease").

B. Pursuant to Section 19 of the Master Lease, Sublessor may sublet the Premises upon certain conditions, including the prior written consent of the Landlord under such Master Lease.

C. Sublessor desires to sublet to Sublessee and Sublessee desires to hire from Sublessor, with the written consent of Landlord, a portion of the Premises to be used as an executive office suite by Tenant.

NOW, THEREFORE, in consideration of the foregoing and the covenants set forth below, the parties agree as follows:

1. EXECUTIVE SUITE. Sublessor leases to Sublessee and Sublessee leases form Sublessor all of the following ("Executive Suites"):

  (a) Exclusive right to occupy the office spaces ("Offices") highlighted on Exhibit "B": attached hereto, on the 2nd floor of the office building located at the following address ("Building"):

                             3150 West Sahara, Suite B-21
                             Las Vegas, Nevada 89102

  (b) Exclusive right to use one (2) telephone sets to be located within the Office.

  (c)  Telephone equipment card usage for two (2) incoming/outgoing lines

  (d) A nonexclusive right to use the conference room located within the Premises, to be scheduled on a first come basis for up to 10 hours per month included in rent, and thereafter as available, and payable in addition to the rent in accordance with Sublessor's current of rates.

  (e)  A nonexclusive right to use the kitchen area within the Premises.


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2. NATURE OF SUBLEASE. Sublease hereby acknowledges that the Premises is being leased by Sublessor pursuant to the Master Lease and that this Sublease if subject to all of the terms and conditions of the Master Lease. In connection with the Master Lease, Sublessor and Sublessee agree as follows:

   (a) Sublessee shall assume and perform all of the obligations of Sublessor as "Tenant" under said Master Lease, to the extent the terms and conditions are applicable to the Office.

   (b) Sublessee shall not commit or permit to be committed on the Premises, including the Office, any act or omission which violates any term or condition of the Master Lease.

   (c) All of the terms and conditions of the Master Lease are incorporated herein as additional terms and conditions of this Sublease (with each reference therein to "Landlord" and "Tenant" to be deemed to refer to Sublessor and Sublessee, respectively) and, along with all of the provisions of this Sublease, shall constitute the entire terms and conditions of this Sublease.

3. TERM. The term of the sublease shall be for a period of six (6) months, commencing on August 15, 1995 and continuing until February 15, 1996, unless sooner terminated in accordance with this Sublease. In the event that the Sublessor is unable to deliver possession of the Office at the commencement date described above, sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable, but Sublessee shall not be liable for rent until such time as Sublessor is able to deliver possession of the Office to Sublessee.

4. RENT.

   (a) On or before the first day of each calendar month of the term of this Sublease, Sublessee shall pay to Sublessor in advance as rent for the Executive Suite and without deduction, offset, prior notice, or demand, the sum of EIGHT HUNDRED Dollars ($800.00) per month. If the term commences on a day other than the first day of the calendar month, rent shall be prorated for the first month based on that portion of the calendar month remaining.

   (b) If rent is received after the 10th day of the month, there shall be a late charge of 10% of the monthly rent. All rent or other payments due under this Sublease shall be made by Sublessee to Sublessor at 3150 West Sahara, B-21 Las Vegas, NV 89102.

5. ADVANCE PAYMENTS. Concurrently with the Sublessee's execution of this Sublease, Sublessee shall deposit with Sublessor the following:

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   (a)  SECURITY DEPOSIT. FIVE HUNDRED Dollars $500.00 to be held by Sublessor as a security deposit for the full and faithful performance of all of the terms, covenants and conditions of this Sublease. If Sublessee defaults with respect to any provision hereof, Sublessor may at its election apply or retain all or any part of the aforesaid security deposit for the payment of any other amount with Sublessor may spend or become obligated to spend by reason of Sublessee's default. Sublessor shall not be entitled to interest thereon. If Sublessee fully and faithfully performs every provision of this Sublease to be performed by Sublessee, the deposit or any balance thereof shall be returned to Sublessee at the expiration of the term of this Sublease and after Sublessee has vacated the Office. In the event of termination of Sublessor's interest in this Sublease, Sublessor shall transfer said deposit to Sublessor's successor in interest.

   (b) TELEPHONE EQUIPMENT. ONE HUNDRED Dollars ($100.00)to be held by Sublessor as a security deposit for telephone equipment. If Sublessee removes or damages the telephone(s), Sublessor may use, apply or retain all or any part of this security deposit to compensate Sublessor for any loss or damage caused by Sublessee. Sublessee shall, within ten
        (10) days after written demand, deposit cash with Sublessor in an amount sufficient to restore the deposit to its original amount. Sublessor shall not be required to maintain this security deposit separate from its general funds, and Sublessee shall not be entitled to interest thereon. If at the expiration of the term of this sublease, the telephone(s) are within the Office and undamaged, this security deposit shall be returned to Sublessee. In the event of termination of Sublessor's interest in this Sublease, Sublessor shall transfer said deposit to Sublessor's successor in interest.

6. USE. Sublessee shall use the Executive Suite for general office use. The Executive Suite shall not be used for any other purpose without the prior written consent of the Sublessor. The business of Sublessee shall be established and conducted throughout the prior written consent of the Sublessor. The business of Sublessee shall be established and conducted throughout the term of this Sublease in a first class manner. Sublessee shall not use or permit the Office or the premises to be used for the conduct of any offensive, immoral, illegal, noisy or dangerous trade, business, manufacture, or occupation, nor shall the Office or Premises be used to conduct an auction sale. Sublessee shall not do or allow anything to be done upon the Office or Premises which will cause structural injury to the Office, Premises or Building. The Office or Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Office or Premises which will in any manner injure, vibrate or shake the Office, Premises or Building. No use shall be made of the Office which will in any way impair the efficient operation of the sprinkler system within the Building.

7. EXECUTIVE SUITE EQUIPMENT. This Sublease authorizes Sublessee to have use of the

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   telephone equipment, and conference room. Sublessee shall not be entitled to use Sublessor's copy machines or facsimile machines.

8. RELOCATION. Sublessor shall have the right at any time during the term of this Sublease, upon giving Sublessee not less than 60 days prior written notice, to provide and furnish and to remove and place Sublessee in such other office(s), with Sublessor to pay all reasonable out-of-pocket costs and expenses incurred by Sublessee as a result of such relocation, provided that such other office(s):

    (a)  are approximately the same size as the Office;

    (b)  contain comparable improvements as the Office; and

    (c) are made available to Sublessee at then current rents, not to exceed the rent for the Office.

9. RULES AND REGULATIONS. Sublessee shall faithfully observe and comply with any and all Rules and Regulations that Sublessor may from time to time promulgate, in addition to those Rules and Regulations set forth in the Master Lease.

10. TERMINATION. This Sublease may be cancelled by either party upon the expiration of thirty (30) days prior written notice.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the Effective Date.

SUBLESSOR:                        SHANNON COMMUNITIES OF NEVADA, INC. a Nevada
                                  Corporation


                                  By:
                                     -----------------------
                                     Thomas P. Dobron,
                                     President

SUBLESSEE:                        TCS MORTGAGE, INC., a California Corporation


                                  By:
                                     -----------------------
                                     Richard W. Jarrett II,
                                     President


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                         CONSENT AND WAIVER OF LANDLORD

The undersigned, Landlord under the Master Lease attached hereto as Exhibit "A", hereby consents to the subletting of the Office described in Exhibit "B" hereto and hereby waives any and all other requirements or obligations of Sublessor to Landlord in connection with subletting the Office as set forth in Section 19 of the Master Lease. This consent and waiver shall apply only to this Sublease and shall not be deemed to be a consent or waiver as to any other sublease of the Premises.

SPANISH OAKS LIMITED PARTNERSHIP



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Arthur V. Adams, General Partner             Date


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